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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-110527) and related Prospectus of JDS Uniphase Corporation for the registration of 96,153,823 shares of its common stock and to the incorporation by reference therein of our report dated July 21, 2003, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


San Jose, California
December 12, 2003